                                                                    Exhibit 99.1







FOR IMMEDIATE RELEASE

                                                         Contact: Mark R. Holden
                                                                  (765) 771-5310


                      WABASH NATIONAL CORPORATION ANNOUNCES
                              FIRST QUARTER RESULTS

        LAFAYETTE, INDIANA, April 21, 2004 . . . Wabash National Corporation (NYSE: WNC) today announced results for the three months ended March 31, 2004. Net sales for the first quarter were $222 million compared to $223 million for the same period last year. Net income for the period was $6.9 million compared to net income of $1.4 million for the same period last year. Diluted net income per share was $0.23 for the quarter compared to $0.05 per share for the 2003 first quarter.

        Commenting on the quarter, William P. Greubel, President and Chief Executive Officer, stated, "We are very pleased with the improvement in our results. We continue to see positive signs in general economic activity, trucking activity and U.S. trailer industry fundamentals. Quote and order patterns remained relatively high in the first quarter leading to the need to increase production rates to meet higher demand. Sales were flat year over year, however, the first quarter of 2003 included approximately $20 million of sales associated with certain assets of our trailer rental and leasing and wholesale aftermarket parts distribution businesses which were sold in September 2003. We believe our current production rates are sustainable for the foreseeable future with some possibility of further increases. In addition, our retail distribution operations, although continuing to operate at a loss, showed improvement throughout the quarter. Currently, our greatest challenge is managing escalating costs of raw materials, including steel, aluminum and lumber. Both heavy duty truck and trailer manufacturers are experiencing similar challenges. There have been some recent signs of stabilizing steel prices; however, we do not expect to see any significant improvement in material prices in the immediate future. As a result, in March we announced a price increase on all of our trailer products. While we have seen some impact from rising material costs, we expect most of the near term impact to be incurred during the second quarter. Despite these near term challenges, overall business conditions, including trailer demand, product acceptance, market penetration and productivity gains are very favorable for the Company to achieve increasingly improved earnings and cash flow levels.

        Wabash will conduct a conference call to review and discuss its first quarter financial results on Thursday, April 22, 2004, at 10:00 AM Eastern time. The phone number to access the conference call is 800-530-9010. The call can also be accessed live on the Company's internet website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at




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www.wabashnational.com within three hours of the conclusion of the live call and will remain available through May 10, 2004.

        Wabash National Corporation designs, manufactures, and markets standard and customized truck trailers under the Wabash(TM) brand. The Company believes it is one of the world's largest manufacturers of truck trailers and a leading manufacturer of composite trailers. The Company's wholly owned subsidiary, Wabash National Trailer Centers, is one of the leading retail distributors of new and used trailers and aftermarket parts with locations throughout the U.S. and Canada.

        This press release contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. These statements include our views that there are positive signs in general economic activity, trucking activity and U.S. trailer industry fundamentals and that overall business conditions, including trailer demand, product acceptance, market penetration and productivity gains, are very favorable for the Company to achieve increasingly improved earnings and cash flow levels. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward looking statements. Without limitation, these risks and uncertainties include the state of the trailer industry and overall demand for our products, increased competition, dependence on key management, reliance on certain customers and corporate partnerships, shortages and prices of raw materials, availability of capital, dependence on industry trends, export sales and new markets, acceptance of new technology and products, and government regulation. Readers should review and consider the various disclosures made by the Company in this press release and in its reports to its stockholders and periodic reports on Forms 10-K and 10-Q regarding these and other risks. We specifically disclaim any duty to update any forward-looking statements made herein, and the statements made herein speak only as of the date of this release.

                  WABASH NATIONAL CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (in thousands, except per share amounts)
                                    Unaudited


                                                           Three Months
                                                         Ended March 31,
                                                     ---------------------------
                                                       2004              2003
                                                     ---------         ---------
NET SALES                                            $ 221,597         $ 222,508
COST OF SALES                                          198,475           199,342
                                                     ---------         ---------
     Gross Profit                                       23,122            23,166
GENERAL AND ADMINISTRATIVE EXPENSES                     10,424            11,620
SELLING EXPENSES                                         3,775             4,962
                                                     ---------         ---------
     Income from operations                              8,923             6,584
OTHER INCOME (EXPENSE):
     Interest expense                                   (2,897)           (8,090)
     Foreign exchange gains and losses, net               (140)            2,856
     Other, net                                            973                80
                                                     ---------         ---------
     Income before income taxes                          6,859             1,430
INCOME TAXES                                                 -                 -
                                                     ---------         ---------
     Net income                                          6,859             1,430
PREFERRED STOCK DIVIDENDS                                    -               264
                                                     ---------         ---------
NET INCOME APPLICABLE TO COMMON STOCKHOLDERS         $   6,859         $   1,166
                                                     =========         =========
BASIC NET INCOME PER SHARE                           $    0.25          $   0.05
                                                     =========         =========
DILUTED NET INCOME PER SHARE                         $    0.23         $    0.05
                                                     =========         =========
COMPREHENSIVE INCOME
     Net income                                      $   6,859         $   1,430
     Foreign currency translation adjustment              (229)              201
                                                     ---------         ---------
NET COMPREHENSIVE INCOME                             $   6,630         $   1,631
                                                     =========         =========


                                           Retail &
Three months ended      Manufacturing    Distribution     Eliminations      Total
------------------      -------------    ------------     ------------     --------
   2004
   ----
Net Sales                  $188,196        $ 57,542         $(24,141)      $221,597
Operating Results          $ 10,821        $ (1,915)        $     17       $  8,923

   2003
   ----
Net Sales                  $166,657        $ 78,356         $(22,505)      $222,508
Operating Results          $  8,223        $ (1,662)        $     23       $  6,584




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                           WABASH NATIONAL CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                    Unaudited


                                                                  March 31,      December 31,
                                                                    2004            2003
                                                                 -----------     ------------
                                     ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                    $ 11,818        $ 12,552
     Accounts receivable, net                                       95,714          66,641
     Current portion of finance contracts                            3,494           4,727
     Inventories                                                    88,678          84,996
     Prepaid expenses and other                                      8,706          10,249
                                                                  --------        --------
        Total current assets                                       208,410         179,165

PROPERTY, PLANT AND EQUIPMENT, net                                 128,823         130,594

EQUIPMENT LEASED TO OTHERS, net                                     19,418          21,187

FINANCE CONTRACTS, net of current portion                            5,564           6,155

GOODWILL, net                                                       35,887          36,045

OTHER ASSETS                                                        19,771          23,890
                                                                  --------        --------
                                                                  $417,873        $397,036
                                                                  ========        ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term debt                         $  9,018        $  7,337
     Accounts payable                                               82,561          68,437
     Other accrued liabilities                                      56,768          61,421
                                                                  --------        --------
       Total current liabilities                                   148,347         137,195

LONG-TERM DEBT, net of current maturities                          222,699         219,979

OTHER NONCURRENT LIABILITIES AND CONTINGENCIES                      14,004          17,700

STOCKHOLDERS' EQUITY                                                32,823          22,162
                                                                  --------        --------
                                                                  $417,873        $397,036
                                                                  ========        ========


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                           WABASH NATIONAL CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                    Unaudited

                                                                                   Three Months Ended
                                                                                         March 31,
                                                                                ---------------------------
                                                                                  2004               2003
                                                                                ---------         ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
            Net income                                                          $   6,859         $   1,430
            Adjustments to reconcile net income to net cash provided by
            (used in) operating activities:
                Depreciation and amortization                                       4,984             6,696
                Net gain on the sale of assets                                       (524)              (56)
                Provision for losses on accounts receivable and finance
                contracts                                                              45             1,222
                Cash used for restructuring activities                                (79)              (88)
                Trailer valuation charges                                             164             1,603
                Change in operating assets and liabilities:
                   Accounts receivable                                            (29,118)          (40,337)
                   Inventories                                                     (3,250)              765
                   Refundable income taxes                                             79               408
                   Prepaid expenses and other                                          (2)            4,141
                   Accounts payable and accrued liabilities                        10,915               643
                   Other, net                                                         333            (1,439)
                                                                                ---------         ---------
                      Net cash used in operating activities                        (9,594)          (25,012)
                                                                                ---------         ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
            Capital expenditures                                                   (1,571)           (2,267)
            Proceeds from sale of leased equipment and finance contracts                -             4,096
            Principal payments received on finance contracts                        1,205             2,385
            Proceeds from the sale of property, plant and equipment                 2,033               490
                                                                                ---------         ---------
                Net cash provided by investing activities                           1,667             4,704
                                                                                ---------         ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
            Proceeds from exercise of stock options                                 2,792                 -
            Borrowings under trade receivables and revolving credit
            facilities                                                            143,205            15,500
            Payments under trade receivables and revolving credit
            facilities                                                           (136,609)                -
            Payments under long-term debt and capital lease obligations            (2,195)          (23,475)
                                                                                ---------         ---------
                Net cash provided by (used in) financing activities                 7,193            (7,975)
                                                                                ---------         ---------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                            (734)          (28,283)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                   12,552            35,659
                                                                                ---------         ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $  11,818         $   7,376
                                                                                =========         =========
Supplemental disclosures of cash flow information:
Cash paid during the period for:
            Interest                                                            $   3,457         $   7,125
            Income taxes refunded, net                                          $     (79)        $    (276)





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                           WABASH NATIONAL CORPORATION
                          NET INCOME PER COMMON SHARES
                    (in thousands, except per share amounts)
                                    Unaudited


                                                                     Three Months Ended
                                                                          March 31,
                                                                   ----------------------
                                                                    2004           2003
                                                                   -------        -------
Basic earnings per share:
      Net income applicable to common stockholders                 $ 6,859        $ 1,166
                                                                   =======        =======
      Weighted average common shares outstanding                    26,990         25,700
                                                                   =======        =======
      Basic earnings per share                                     $  0.25        $  0.05
                                                                   =======        =======

Diluted earnings per share:
      Net income applicable to common stockholders                 $ 6,859        $ 1,166

      After-tax equivalent of interest on convertible notes          1,204              -
                                                                   -------        -------
      Diluted net income applicable to common stockholders         $ 8,063        $ 1,166
                                                                   =======        =======

      Weighted average common shares outstanding                    26,990         25,700

      Dilutive stock options                                           985              -

      Convertible notes equivalent shares                            6,510              -
                                                                   -------        -------
      Diluted weighted average common shares outstanding            34,485         25,700
                                                                   =======        =======
      Diluted earnings per share                                   $  0.23        $  0.05
                                                                   =======        =======
